EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to  the  reference  to  our  firm  under the captions "Experts" and
"Selected Historical Consolidated Financial Data" and to the use of our report dated April 23, 1998, except for Note 14 as to which the date is
January 25, 2000 with respect to the financial statements of SAVVIS Communications Corporation included in the Registration Statement (Amendment No. 6 to Form S-1 No. 333-90881) and related Prospectus of SAVVIS Communications Corporation for the registration of 19,550,000 shares of its common stock.





/s/ Ernst & Young LLP
     St. Louis, Missouri
     January 28, 2000